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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



     Date of Report (date of earliest event reported): September 18, 1998


                             LCC INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                        0-21213                 54-1807038
- ----------------------------           ------------            --------------
(State or Other Jurisdiction           (Commission             (IRS Employer
of Incorporation)                      File Number)            Identification
                                                               Number)


7925 Jones Branch Drive
McLean, VA  22102                                                22201
- ----------------------------------------                         -----
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (703) 351-6666

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ITEM 5.     OTHER EVENTS.

ACQUISITION OF COMSEARCH DIVISION OF ALLEN TELECOM INC. AND SALE OF PRODUCTS DIVISION OF LCC INTERNATIONAL, INC.

            On September 18, 1998, LCC International, Inc. (the "Company"), Allen Telecom Inc., a Delaware corporation ("Allen"), Allen Telecom Investments, Inc., a Delaware corporation ("ATII"), and LCC Europe GmbH, a German corporation and wholly owned subsidiary of the Company ("LCC GmbH"), signed an Asset Exchange Agreement (the "Agreement"), pursuant to which the Company and LCC GmbH agreed to convey to Allen substantially all of the assets and certain liabilities related to the Company's hardware business segment (which segment is engaged in manufacturing and selling field testing and measurement products and related software for the wireless communications industry) (the "LCC Products Business"), in exchange for the conveyance to the Company by Allen and ATII of substantially all of the assets and certain liabilities of Allen's business of providing frequency planning and coordinating services as well as systems design, field engineering and software products for the wireless communications industry (the "Comsearch Business"). Included in the LCC Products Business is the stock of the Company's wholly owned Norwegian subsidiary, LCC Europe AS ("LCC AS"). The Company and Allen also agreed to enter into a supply agreement pursuant to which the Company may purchase products from Allen, including products conveyed as part of the LCC Products Business.

            Consummation of the transactions contemplated by the Agreement is subject to the satisfaction of certain conditions, including (i) the Company's determination, based on its due diligence investigation of the Comsearch Business, that no event, occurrence, fact, condition or effect has occurred or been discovered that has, or is reasonably likely to have, or shall indicate, a significant material adverse effect on the Comsearch Business; (ii) Allen's determination, based on its due diligence investigation of the LCC Products Business, that no event, occurrence, fact, condition or effect has occurred or been discovered that has, or is reasonably likely to have, or shall indicate, a significant material adverse effect on the LCC Products Business; (iii) the Company's obtaining of consents to the transaction from third parties under certain of its LCC Products Business agreements, the absence of which consents would have, or would be reasonably likely to have, a significant material adverse effect on the results of operations, financial condition or prospects of the LCC Products Business; (iv) Allen's obtaining of consents to the transaction

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from third parties under certain of its Comsearch Business agreements, the absence of which consents would have, or would be reasonably likely to have, a significant material adverse effect on the results of operations, financial condition or prospects of the Comsearch Business; (v) the Company's determination that the employees engaged in the microwave and satellite communications business unit of the Comsearch Business or who currently exercise executive management responsibility in the Comsearch Business and who have indicated in a manner acceptable to the Company that they will accept employment with the Company on terms and conditions acceptable to the Company are sufficient to enable the Company to operate successfully the microwave and satellite communication business unit of the Comsearch Business; (vi) Allen's determination that the LCC Products Business employees who are to be transferred to Allen include adequate senior management employees of LCC AS or European sales managers to enable Allen to operate the LCC Products Business substantially in the manner currently conducted, without regard to the assets that are excluded from the transaction; (vii) compliance with all applicable provisions of the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended, and the expiration of all applicable waiting periods thereunder; and
(viii) certain other customary conditions.

            The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2 hereto. A copy of the press release, dated September 21, 1998, issued by the Company and Allen regarding the above-described transaction, is attached as
Exhibit 99 hereto.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (c) The following exhibits are filed with this report:

 2. Asset Exchange Agreement, dated as of September 18, 1998, by and among LCC International, Inc., LCC Europe GmbH, Allen Telecom Inc. and Allen Telecom Investments, Inc.

99. Press Release, dated September 21, 1998, announcing the agreement to exchange assets between LCC International, Inc. and Allen Telecom Inc.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  September 30, 1998                 LCC INTERNATIONAL, INC.



                                          By: /s/ RICHARD HOZIK
                                              --------------------------------
                                              Richard Hozik
                                              Senior Vice President, Treasurer
                                               and Chief Financial Officer

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                                  EXHIBIT INDEX



EXHIBIT NUMBER           DESCRIPTION

       2 Asset Exchange Agreement, dated as of September 18, 1998, by and among LCC International, Inc., LCC Europe GmbH, Allen Telecom, Inc. and Allen Telecom Investments, Inc.

      99. Press Release, dated September 21, 1998, regarding the exchange of assets between LCC International, Inc. and Allen Telecom, Inc.